State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on August 2, 2010, to Articles of Incorporation for SKREEM STUDIOS, INC. which changed its name to MAINSTREAM ENTERTAINMENT, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P08000061459.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Fourth day of August, 2010

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Dawn K. Roberts
Secretary of State

CR2E022 (01-07)

State of Florida

Department of State

I certify from the records of this office that MAINSTREAM ENTERTAINMENT, INC. is a corporation organized under the laws of the State of Florida, filed on June 24, 2008, effective October 7, 2005.

The document number of this corporation is P08000061459.

I further certify that said corporation has paid all fees due this office through December 31, 2010, that its most recent annual report/uniform business report was filed on May 4, 2010, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capital, this the Fourth day of August, 2010


GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Dawn K. Roberts

Dawn K. Roberts
Secretary of State

CR2E022 (01-07)

Articles of Amendment
to
Articles of Incorporation
of

SKREEM STUDIOS, INC.
(Name of Corporation as currently filed with the Florida Dept. of State)

FILED
2010 AUG -2 AM 11: 12
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

P08000061459
(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

MAINSTREAM ENTERTAINMENT, INC. *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent: ______________________

New Registered Office Address: ______________________
(Florida street address)

______________________, Florida__________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	**Name**	**Address**	**Type of Action**
______	____________________	____________________ ____________________ ____________________	☐ Add ☐ Remove
______	____________________	____________________ ____________________ ____________________	☐ Add ☐ Remove
______	____________________	____________________ ____________________ ____________________	☐ Add ☐ Remove

E. **If amending or adding additional Articles, enter change(s) here:**
(attach additional sheets, if necessary). (Be specific)

____
____
____
____
____
____
____

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

____
____
____
____
____
____

The date of each amendment(s) adoption: August 1, 2010
(date of adoption is required)

Effective date if applicable: August 1, 2010
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."
(voting group)

☑ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated August 1, 2010

Signature Karen Aalders
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Karen Aalders
(Typed or printed name of person signing)

Secretary/Treasurer
(Title of person signing)

SKREEM STUDIOS, INC.
11637 Orpington St.
Orlando, FL 32817
Phone: 407-207-0400 Fax: 407-207-0434

BOARD OF DIRECTORS MEETING FOR
SKREEM STUDIOS, INC.

A meeting of the board of directors for Skreem Studios, Inc. was held on August 1, 2010, to authorize the name change from Skreem Studios, Inc. to Mainstream Entertainment, Inc.

The voting was unanimous and the meeting was adjourned.

Charles Camorata
President

Karen Aalders
Secretary/Treasurer